UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2007

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1. 364-Day Revolving Credit Agreement.

On November 16, 2007, The Boeing Company (“Boeing”) entered into a $1.0 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”), with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement. This facility replaces the $1.0 billion, 364-day credit agreement Boeing entered into on November 17, 2006. Pursuant to a letter agreement dated November 16, 2007 between us and Boeing, we have been given exclusive access by Boeing to $500 million of the $1.0 billion revolving credit line under the 364-Day Credit Agreement. Any borrowings under the 364-Day Credit Agreement by us will be guaranteed by Boeing.

Under the 364-Day Credit Agreement, Boeing pays a commitment fee that varies between .030% and .100%, depending on Boeing’s credit rating. Borrowings under the 364-Day Credit Agreement (that are not based on Eurodollar rates) bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees payable quarterly in arrears as defined in the 364-Day Credit Agreement. The “base rate” of interest is the higher of (1) the base rate announced publicly by Citibank, N.A., from time to time and (2) the Federal Funds Rate plus 0.50%. The applicable margin will vary depending upon Boeing’s credit rating and whether the borrowing is outstanding beyond the termination date. For obligations outstanding on or before the termination date, the applicable margin may vary from a low of 0.070% to a high of 0.450%. The applicable utilization fee varies between 0.050% and 0.100% depending on Boeing’s credit rating and applies on any date the aggregate principal amount of outstanding advances exceeds 50% of the aggregate commitments.

The 364-Day Credit Agreement contains customary terms and conditions, including certain financial covenants that are substantially similar to those contained in the previous facility, including, without limitation, covenants restricting Boeing’s ability to incur liens, merge or consolidate with another entity. Further, the 364-Day Credit Agreement contains a covenant restricting Boeing’s ability to permit consolidated debt (as defined in the 364-Day Credit Agreement) to exceed 60% of Boeing’s total capital (as defined in the 364-Day Credit Agreement) until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full. The events of default under the 364-Day Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest, (2) failure of representations or warranties to be correct, in any material respect, (3) failure to perform any other term, covenant or agreement and such failure is not remedied within 30 days of notice of such failure, (4) a cross-default with other debt in certain circumstances, (5) certain defaults upon obligations under the Employee Retirement Income Security Act or (6) bankruptcy. Such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the 364-Day Credit Agreement.

Some of the lenders under the 364-Day Credit Agreement and their affiliates have various relationships with Boeing and its subsidiaries involving the provision of financial service, including cash management, investment banking, trust and leasing services. In addition, Boeing and some of its subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

2. Five-Year Revolving Credit Agreement.

On November 16, 2007, Boeing entered into a $2.0 billion, five-year revolving credit agreement (the “Five-Year Credit Agreement”), with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. as administrative agent, and a syndicate of lenders as defined in the Five-Year Credit Agreement. This facility replaces the $2.0 billion, five-year credit agreement Boeing entered into on November 17, 2006. Pursuant to a letter agreement dated November 16, 2007 between us and Boeing, we have been given exclusive access by Boeing to $1.0 billion of the $2.0 billion revolving credit line under the Five-Year Credit Agreement. Any borrowings under the Five-Year Credit Agreement by us will be guaranteed by Boeing.

Under the Five-Year Credit Agreement, Boeing pays a commitment fee that varies between .040% and .125%, depending on Boeing’s credit rating. Borrowings under the Five-Year Credit Agreement (that are not based on Eurodollar rates) bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees payable quarterly in arrears as defined in the Five-Year Credit Agreement. The “base rate” of interest is the higher of (1) the base rate announced publicly by Citibank, N.A., from time to time and (2) the Federal Funds Rate plus 0.50%. The applicable margin will vary depending upon Boeing’s credit rating and may vary from a low of 0.060% to a high of 0.425%. The applicable utilization fee varies between 0.050% and 0.100% depending on Boeing’s credit rating and applies on any date the aggregate principal amount of outstanding advances exceeds 50% of the aggregate commitments.

The Five-Year Credit Agreement contains customary terms and conditions, including certain financial covenants that are substantially similar to those contained in the previous facility, including, without limitation, covenants restricting Boeing’s ability to incur liens, merge or consolidate with another entity. Further, the Five-Year Credit Agreement contains a covenant restricting Boeing’s ability to permit consolidated debt (as defined in the Five-Year Credit Agreement) to exceed 60% of Boeing’s total capital (as defined in the Five-Year Credit Agreement) until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full. The events of default under the Five-Year Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest, (2) failure of representations or warranties to be correct, in any material respect, (3) failure to perform any other term, covenant or agreement and such failure is not remedied within 30 days of notice of such failure, (4) a cross-default with other debt in certain circumstances, (5) certain defaults upon obligations under the Employee Retirement Income Security Act or (6) bankruptcy. Such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the Five-Year Credit Agreement.

Some of the lenders under the Five-Year Credit Agreement and their affiliates have various relationships with Boeing and its subsidiaries involving the provision of financial service, including cash management, investment banking, trust and leasing services. In addition, Boeing and some of its subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the 364-Day Credit Agreement and the Five-Year Credit Agreement is hereby incorporated by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
November 21, 2007		Vice President and Chief Financial Officer